As filed with the Securities and Exchange Commission on March 13. 2013.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C., 20549
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FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
PAR TECHNOLOGY CORPORATION
 (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	16-1434688 (I.R.S. Employer Identification No.)
PAR TECHNOLOGY PARK
8383 Seneca Turnpike
New Hartford, NY 13413-4991
 (Address of Principal Executive Offices)

PAR TECHNOLOGY CORPORATION 2005 EQUITY INCENTIVE PLAN
 (Full Title of the Plan)
Paul B. Domorski
Chairman of the Board, Chief Executive Officer and President
 PAR TECHNOLOGY PARK
8383 Seneca Turnpike
New Hartford, NY 13413-4991
(315) 738-0600
  (Name and Address of Agent for Service)
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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $.02 par value	1,250,000	$4.62	$5,775,000	$787.71
Total:	1,250,000	$4.62	$5,775,000	$787.71

(1)
Represents the additional number of shares of PAR Technology Corporation (the "Registrant") common stock, par value $0.02 per share (the "Common Stock"), that may be granted under the Registrant's 2005 Equity Incentive Plan, as amended (the "2005 Plan").   In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which are issued or become issuable upon exercise of options granted under the 2005 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)
Estimated solely for purposes of determining the registration fee pursuant to Rules 457(c), 457(h)(1) and 457(h)(3) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for the Registrant's Common Stock on March 8, 2013, as reported on the New York Stock Exchange.

(3)
Pursuant to General Instruction E of Form S-8, the registration fee is being paid solely with respect to the additional 1,250,000 shares being registered hereunder and the aggregate offering price and amount of registration fee is set forth only for such 1,250,000 additional shares.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

This Registration Statement on Form S-8 (the "Registration Statement") is filed by the Registrant to register an additional 1,250,000 shares of Common Stock (the Additional Shares") which may be awarded under the 2005 Plan pursuant to an amendment to the 2005 Plan authorized by the Shareholders of the Registrant on June 7, 2012.  The Additional Shares are in addition to the 1,000,000 shares originally registered under the 2005 Plan on Form S-8 (Registration No. 333-137647) filed on September 28, 2006 (the "2005 Plan Initial Registration Statement").

This Registration Statement registers the Additional Shares and pursuant to General Instruction E of Form S-8, incorporates by reference the contents of the 2005 Plan Initial Registration Statement.  All documents filed by the Registrant pursuant to 13(a), 13(c), 14 or 15(d) of the Securities Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicated that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.
Exhibit	Description
4.1	2005 Equity Incentive Plan as amended.
5.1	Opinion of Pierce Atwood, LLP
23.1	Consent of Pierce Atwood, LLP (contained in Exhibit 5.1).
23.2	Consent of BDO USA, LLP
23.3	Consent of KPMG LLP
24.1	Power of Attorney (included as part of the signature page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of New Hartford, State of New York, on the 13th day of March, 2013.

PAR TECHNOLOGY CORPORATION

By: /s/ Paul B. Domorski
Paul B. Domorski
Chairman of the Board of Directors. Chief Executive Officer and President

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Ronald J. Casciano and Gregory T. Cortese, and each of them singly, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Paul B. Domorski	Chairman of the Board, Chief Executive	March 13, 2013
Paul B. Domorski	Officer (Principal Executive Officer) and President

/s/ John W. Sammon	Director, Chairman Emeritus	March 13, 2013
John W. Sammon

/s/ Ronald J. Casciano	Senior Vice President, Chief Financial Officer and	March 13, 2013
Ronald J. Casciano	Treasurer, (Principal Financial Officer)

/s/ Steven M. Malone	Vice President and Chief Accounting Officer	March 13, 2013
Steven M. Malone	(Principal Accounting Officer)

/s/ Sangwoo Ahn	Director	March 13, 2013
Sangwoo Ahn

/s/ Kevin R. Jost	Director	March 13, 2013
Kevin R. Jost

/s/ James A. Simms	Director	March 13, 2013
James A. Simms

PAR TECHNOLOGY CORPORATION
INDEX TO EXHIBITS
Exhibit	Description
4.1	2005 Equity Incentive Plan as amended.
5.1	Opinion of Pierce Atwood, LLP
23.1	Consent of Pierce Atwood, LLP (contained in Exhibit 5.1).
23.2	Consent of BDO USA, LLP
23.3	Consent of KPMG LLP
24.1	Power of Attorney (included as part of the signature page of this Registration Statement).